      Exhibit 10.2

RCONFIDENTIAL SEPARATION AGREEMENT AND GENERAL RELEASE
This Confidential Separation Agreement and General Release (“Agreement”) is made as of May 19, 2020, by and between Castlight Health, Inc., a Delaware Corporation (“Company”), and Helen Kotchoubey (“Employee”). The Agreement is based upon the following recitals of fact, which are hereby incorporated into this Agreement by reference:
A. Employee was employed by Company in the capacity of Chief Operations Officer.
B. Company and Employee mutually agreed to end Employee’s employment with Company effective as of May 29, 2020 (“Separation Date”).
        C. The Company and Employee (collectively the "Parties") each desire to enter into this Agreement regarding the termination of Employee’s employment relationship, without admitting any fault or liability, pursuant to the terms and conditions set forth below.
NOW, THEREFORE, IN RELIANCE ON THE ABOVE RECITALS AND IN CONSIDERATION OF THE PROMISES AND COVENANTS SET FORTH BELOW, THE PARTIES MUTUALLY AGREE AS FOLLOWS:
1.Effective Date. This Agreement shall become effective on the eighth (8th) day after Employee signs and returns this Agreement to the Company provided that Employee does not revoke this Agreement by written notice to Paul Stearns at the Company prior to that day (the “Effective Date”) and provided further that Employee returns this signed agreement to the Company by no later than July 3, 2020. Employee may sign and return this Agreement to the Company after the Separation Date.
2.Separation of Employment. Employee acknowledges and agrees that (a) Employee’s employment with the Company is terminated effective as of the Separation Date; (b) Company has provided Employee a final paycheck that included payment of all remuneration that Employee earned through the Separation Date; (c) Company has provided Employee all forms required under California law; (d) Company has paid all salary, wages, bonuses and any and all other benefits and compensation that Employee earned during her employment with the Company; (e) Employee will submit her final documented expense reimbursement statement within ten (10) days following the Separation Date; and (f) except as otherwise provided in this Agreement, all benefits and perquisites of employment ceased as of the Separation Date and Employee will not receive any further salary, bonuses, vesting of any equity or benefits, or other forms of compensation after the Separation Date from the Company or any of its affiliates.
3.Separation Benefit. In exchange for Employee’s releases and the promises and covenants contained herein, following the Effective Date Company shall pay to Employee by check (a) $200,000 minus mandatory tax withholdings which is equivalent to six (6) months of Employee’s base salary paid in a cash lump-sum in accordance with the Company’s standard payroll procedures which will be made on the sixtieth (60th) day following the Separation (the “Separation Benefit”) and (b) if Employee elects under COBRA to continue Company provided health insurance benefits, Company will pay the amount owed by Employee under COBRA for health insurance for the months of June through September, 2020. Employee acknowledges and agrees that the Separation Benefit constitutes payments and consideration that Employee would not otherwise be entitled to receive without entering into this Agreement.

4.Release Of Claims.
(a)General Release: Employee, for and on behalf of herself, her agents, heirs, executors, administrators, and assigns, does hereby release and forever discharge the Company, and its successors and assigns, and each of its and their respective directors, officers, employees, shareholders, members, partners, subsidiaries, affiliates (including any sister and parent companies) and each of their respective agents, directors, officers, partners, employees and attorneys (collectively, “Releasees” and individually, “Releasee”), and each of them, from any and all claims, known or unknown, suspected or unsuspected, that Employee has or may have relating to, or arising out of the employment of Employee with Company, or any claim for negligence or wrongful termination, including any claim for tortious conduct resulting in personal injuries, any claim for harassment or discrimination on the basis of race, color, national origin, religion, sex, age, sexual orientation, ancestry, medical condition, marital status, physical or mental disability, or other protected class, discharge in violation of public policy and/or violation of any state, federal or local law, regulation, ordinance, constitution, or common law, including without limitation, the Age Discrimination in Employment Act, as amended (“ADEA”), the Older Workers Benefits Protection Act, the Americans with Disabilities Act, Title VII of the Civil Rights Act of 1964, the Fair Labor Standards Acts, the National Labor Relations Act, the Labor - Management Relations Act, the Worker Adjustment and Retraining Notification Act of 1988, the Rehabilitation Act of 1973, the Equal Pay Act, the Pregnancy Discrimination Act, Employee Retirement Income Security Act of 1974, the Family Medical Leave Act of 1993, , the California Fair Employment and Housing Act, the California Family Rights Act, the California Business and Professions Code, the California Labor Code, all as amended, and any other applicable laws and/or regulations of any applicable jurisdiction relating to employment or employment discrimination (including without limitation, the Arizona Civil Rights Act, the Colorado Anti-Discrimination Act, the Georgia Fair Employment Practices Act, the Illinois Human Rights Act, the Massachusetts Fair Employment Practices Act, the Minnesota Human Rights Act, the New York Human Rights Law, the North Carolina Equal Employment Practices Act, the Pennsylvania Human Relations Act, the Tennessee Anti-Discrimination Act, the Texas Commission on Human Rights Act, all as amended) and the law of contract and tort. However, this release is not intended to bar any claims that, by statute, may not be waived, such as claims for workers’ compensation benefits, unemployment insurance benefits, or any statutory right to be indemnified for necessary expenditures or losses incurred in the discharge of Employee’s duties under California Labor Code Section 2802.
(b)ADEA Release: This Agreement is intended to satisfy the requirements of the Older Workers’ Benefit Protection Act of 1990 (“OWBPA”). Employee hereby acknowledge that she is waiving and releasing any rights she has or may have under the ADEA and that this waiver and release is knowing and voluntary. Employee acknowledges that the Separation Benefit and other consideration are in addition to anything to which she was already entitled. Employee agrees further that she is advised by this Agreement, as required by the OWBPA, that (i) this waiver and release does not apply to any rights or claims that may arise under the ADEA after she executes this Agreement, (ii) she has the right to consult with an attorney prior to signing this Agreement, (iii) she may have at least forty-five (45) days to consider this Agreement, (iv) she has seven (7) days following her signing of the Agreement to revoke the Agreement, and (v) this Agreement shall not be effective until the revocation period has expired, therefore making the effective date the eighth (8th) day after this Agreement is signed by Employee following the Separation Date. Employee and the Company agree that any changes to the Agreement, whether material or immaterial, do not restart the running of the forty-five (45)-day consideration period. In addition, this Agreement does not prohibit Employee from challenging the validity of this Agreement’s waiver and release of claims under the ADEA.

(c)OWBPA Notice: Employee acknowledges that she has been provided with a notice, as required by the OWBPA, that contains information about the group of individuals covered under the Company’s Employment Termination Program (“Program”), any eligibility factors for participation in the Program, any time limits applicable to the Program, the job titles and ages of all individuals eligible or selected to participate in the Program, and the ages of all individuals in the same job classification who are not eligible or selected to participate in the Program. (See Attachment 1.)
(d)Section 1542: Employee is familiar with section 1542 of the California Civil Code, which reads as follows:
A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.
Employee understands and acknowledges that she is releasing unknown claims and waiving all rights she has or may have under Civil Code Section 1542 or under any other state statute or common law principle of similar effect based on any acts or failures to act that occurred as of the date Employee signed this Agreement.
(e)Nothing herein is intended to release the Company’s statutory obligation under California Labor Code §2802 to indemnify Employee for any losses or expenditures incurred as a direct consequence of discharging her duties.
5.Covenant Not To Sue. Employee covenants and agrees that she will never, individually or with any person, or through any agent, commence or prosecute against Company or any Releasee any action or other proceeding for any claim which is released or waived in this Agreement (provided, however, that nothing in this Agreement prevents Employee from challenging the waiver of her ADEA claims set forth above in Section 4(b)). Employee further agrees that she will not aid, assist, abet or in any way encourage any third party or third-party entity to, in any way, pursue any claims of any kind against Company or any Releasee, unless she is specifically required by law to engage in such activity. This Agreement shall be deemed breached immediately upon the commencement or prosecution of any such action or proceeding by Employee. Notwithstanding the foregoing, the parties acknowledge and agree that Employee is not waiving or being required to waive any right that cannot be waived as a matter of law, including the right to file a charge with or participate in an investigation by a governmental administrative agency such as the Securities and Exchange Commission, Equal Employment Opportunity Commission or equivalent state or local agency in your state or the National Labor Relations Board.
6.Equity Holdings. Employee acknowledges and agrees that Employee has the right to acquire only those shares that have vested and are exercisable as of the Separation Date, as shown in Employee's personal account on www.Schwab.com.  Except as set forth in Employee's Schwab account, Employee does not have any right to receive or acquire any other security, derivative security or equity of the Company or any Releasee.  Employee acknowledges and agrees that Employee must exercise any vested options within 3 months of the Separation Date.
7.No Assignment; Authority. Employee represents and warrants that: no other person had or has or claims any interest through Employee in the claims released in this Agreement; she has the sole right and exclusive authority to execute this Agreement; she has the sole right to receive consideration paid therefore; there are no liens or claims of liens or assignments in law or equity or otherwise of or against any of the claims or causes of action or matters released herein; and she has not sold, assigned, transferred, conveyed or otherwise disposed of any claim or demand relating to any matter covered by this Agreement.

8.Continuing Obligations. Employee represents and warrants that, after the Separation Date, Employee shall comply with all continuing obligations provided in this Agreement and in Employee’s Job Offer Letter dated October 14, 2019, including the At-Will Employment, Confidential Information, Invention Assignment and Arbitration Agreement and exhibits thereto.
9.Confidential Information. Employee acknowledges and agrees that during the course of her employment with the Company, Employee had access to and became acquainted with the Company’s lists of clients, client information, computer programs, contracts, business plans and strategies, prices, reports, financial data and similar confidential or proprietary materials or information about the Company’s or its clients’ business and personal affairs. In addition, Employee had access to and became acquainted with confidential information of a personal nature of the Company and its owners, employees, managers and officers, including, but not limited to, such persons’ salaries and benefits, special skills and knowledge, identities and job performance. The parties agree that such business information and information concerning the Company and/or its owners, employees, partners, managers and officers as set forth above and any other information concerning the Company reasonably understood to be confidential constitutes “Confidential Information.” All Confidential Information which came into Employee’s possession shall remain the exclusive property of the Company. Under no circumstances can such Confidential Information be disclosed, disseminated or published in any manner without the prior written consent of the Company. Employee agrees to inform future employers of these obligations and Company may also inform Employee’s future employers of the same as well. This Agreement is in addition to, and does not supersede or affect, any prior confidentiality agreement with the Company to which the Employee may have been subject, including but not limited to Employee’s At-Will Employment, Confidential Information, Invention Assignment and Arbitration Agreement with the Company (the “Confidentiality Agreement”). Employee hereby represents and warrants that, after the Separation Date, she shall comply with all continuing obligations provided in her Confidentiality Agreement to the maximum extent permitted by applicable law.
10.Confidentiality of this Agreement. The content of this Agreement and its terms and conditions, including the parties’ discussions and negotiations pertaining and leading up to the Agreement, are confidential and Employee will not disclose or allow the disclosure of any information concerning this Agreement and its performance to anyone, except that the Agreement may be disclosed in confidence by Employee to his attorney(s), accountant(s) or spouse(s); as required by subpoena or court order; to governmental authorities or to enforce the rights contained in this Agreement in an appropriate legal proceeding. In the event Employee receives a subpoena or other legal request to provide such information, Employee agrees to provide Company with reasonable and prompt notice in advance of her disclosure of any such information. Employee agrees that if she is asked for information concerning this Agreement, Employee will state only that she and the Company reached an amicable resolution of any disputes concerning Employee’s separation from Company. Failure to comply with this provision shall constitute a material breach of this Agreement. Notwithstanding anything to the contrary, Employee is not precluded by this Agreement from disclosing any information related to sexual harassment or abuse.
11.Non Disparagement. Employee agrees that she shall not disparage the Releasees to anyone, including but not limited to, employees and former employees, media or other third parties, or otherwise make statements or take actions (including on social media) which would place the Releasees, or any of them, in a negative light. Similarly, Employee will not disparage any Company product or service to anyone, including but not limited to, employees and former employees, media or other third parties, or otherwise make statements or take actions (including on social media) which would place such service in a negative light. Company agrees that none of its Executive Committee members shall disparage Employee to anyone, including but not limited to Company employees and former employees, media or other third parties, or otherwise make statements or take action (including on social media) which would place Employee in a negative light.

12.Company Property. Employee acknowledges and agrees that, to the extent she has not already done so, she shall by the Separation Date deliver to the Company all property of the Company, including, but not limited to, equipment (e.g., laptop computer and cellular telephone), passwords, notebooks, electronic storage devices, credit cards, business cards, keys, parking or building access cards, documents, memoranda, reports, written and computer files and data, books, correspondence, lists, or other written or graphic records, and the like, relating to the Company’s business, that are in Employee’s possession or control, including but not limited to copies (including electronic copies) of any documents or files that contain the Company’s Confidential Information.
13.Future Cooperation. Employee agrees that she will not act in any unlawful manner that might damage the business of the Company or the Releasees. Employee agrees that she will not counsel or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges or complaints by any third party against the Company and/or any Releasees, unless under subpoena or other court or administrative order or legal process to do so. Employee further agrees both to immediately notify the Company upon receipt of any court order, subpoena, or other legal discovery device that seeks or might require the disclosure or production of the existence or terms of this Agreement, and to furnish within six (6) business days of her receipt, a copy of such subpoena or legal discovery device to the Company. In addition, Employee will use reasonable efforts to cooperate with the Company in connection with any existing or potential claims, investigations, administrative proceedings, lawsuits or other legal and business matters which arose during Employee’s employment or that subsequently arise in connection with any business matters in which Employee was involved, as reasonably requested by the Company, provided that such cooperation does not expose Employee to any liability or prejudice her ability to defend herself with respect to any such liability.
14.Waiver, Modification and Amendment. No provision of this Agreement may be waived unless in writing signed by both parties hereto. Waiver of any one provision herein shall not be deemed to be a waiver of any other provision herein. This Agreement may be modified or amended only by a written agreement executed by the parties affected thereby.
15.Collaborative Effort. The Company has advised Employee to consult with independent legal counsel prior to executing this Agreement. The parties shall bear their own costs and attorneys' fees incurred in negotiating and drafting this Agreement or incurred prior to the date of execution hereof. No party hereto or their respective attorneys shall be deemed to have drafted this Agreement, or any portion thereof, for purposes of construing or interpreting any of the terms or provisions in any action or proceeding which may hereinafter arise between them.
16.Execution and Governing Law. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute a single document. This Agreement is entered into in, and shall be governed by and construed and interpreted in accordance with, the internal laws of the State of California without giving effect to its conflict of laws provisions. Employee acknowledges that she has read this Agreement, understands all of its terms and executes this Agreement voluntarily and with full knowledge of its significance.
17.Severability. If any term, provision, covenant, or condition of this Agreement (the "Provision") is held by an arbitrator or a court of competent jurisdiction to be invalid, void, or unenforceable, the remaining provisions of this Agreement shall remain in full force and effect and in no way shall be affected, impaired, or invalidated. If possible, the Provision shall remain in effect but shall be modified by the court or arbitrator only to the extent necessary to make it reasonable.
18. Defend Trade Secrets Act. Pursuant to the Defend Trade Secrets Act of 2016 (18 U.S.C. § 1833b), Employee understands that:

An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that (A) is made (i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.
An individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual (A) files any document containing the trade secret under seal; and (B) does not disclose the trade secret, except pursuant to court order.
19. Entire Agreement. Other than expressly excepted herein, this Agreement (along with the Confidentiality Agreement) constitutes the entire agreement between and among the parties pertaining to the subject matter hereof and the final, complete and exclusive expression of the terms and conditions of their Agreement. Any and all prior agreements, representations, negotiations and understandings made by the parties, oral and written, express or implied, are hereby superseded and merged herein. This Agreement may be modified, amended or waived, in whole or in part, only by a written agreement executed by the parties affected thereby. If any of the terms or provisions of this Agreement or the Confidentiality Agreement are found to be legally unenforceable, then the remaining terms and conditions shall nevertheless be fully enforceable without regard to the terms or provisions that are found to be legally unenforceable.
20.  Not An Admission of Liability. This Agreement, and its performance, does not constitute and will not be construed as an admission by Company or Employee of the truth of any contested matter, or of any liability, wrongful act, or omission.
21.  Breach of Agreement. If, in connection with a breach of this Agreement, either party is required to retain and utilize the services of counsel to enforce this Agreement, the parties agree that the substantially prevailing party in any such enforcement proceeding shall be entitled to its reasonable attorneys’ fees and costs, including costs of expert witnesses, unless otherwise prohibited by law.
22.  Review of Separation Agreement: Employee understands that she has at least forty-five (45) days to consider this Agreement and, by signing below, affirms that she was advised to consult with an attorney prior to signing this Agreement. Employee also understands that she may revoke this Agreement in writing, directed to Paul Stearns, VP, People Strategy within seven (7) days of signing this Agreement, that the Effective Date of this Agreement is the eighth (8th) day after Employee signs without revoking, and that Employee’s Separation Benefit as set forth above in Section 3 will not be paid until after the Effective Date. Employee further understands that the earliest she may sign and return this Agreement to the Company is the day after the Separation Date. Please review the Agreement, and let me know if you have any questions.
23.  Accepting the Agreement: To accept the Agreement, Employee must date and sign this Agreement below no earlier than the day after the Separation Date, and no later than September 29, 2018 and return the Agreement to the undersigned. Employee also may accept this Agreement by providing the undersigned with a signed facsimile copy or a signed portable document format (“PDF”) of the Agreement by that date. Employee and the Company agree to accept a signed facsimile copy or PDF of this Agreement as a fully binding original. If Employee does not sign and return the Agreement by then, the Agreement will expire.

By signing below, each party acknowledges and agrees that she/it has reviewed the terms of this Agreement and knowingly and voluntarily agrees to be bound by them.
Paul Stearns
VP, People Strategy

Helen Kotchoubey

/s/ Helen Kotchoubey 6/1/2020 Signature Date